NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     Nevada

                                                           CUSIP NO. 14862P 10 2

     NUMBER                   Castmor Resources, LTD.               SHARES


                  AUTHORIZED COMMON STOCK:  100,000,000 SHARES
                               PAR VALUE:$0.0001


This Certifies that



Is The Record Holder of



transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Alfonso Quijada                      CRL                    /s/ Fidel Thomas
    Alfonso Quijada                   CORPORATE                 Fidel Thomas
    Director                             SEAL                   President

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT   Countersigned:
                                                   Holladay Stock Transfer, Inc.
                                                   2939 North 67th Place,
                                                   Suite C
                                                   Scottsdale, Arizona  85251

                                                   By:
                                                         Authorized Signature